Exhibit 10.2

LETTER AGREEMENT

June 20, 2008

ABD Holding Company, Inc.

22 Cherry Hill Drive

Danvers, Massachusetts 01923

Attn: Daniel Sutherby, Chief Financial Officer

Re:	Revolving Line of Credit Facility

Ladies and Gentlemen:

BLUE RIDGE INVESTMENTS, L.L.C. (“Lender”) is pleased to make available to ABD HOLDING COMPANY, INC., a Delaware corporation (“Borrower”), a line of credit facility on the terms and conditions set forth below and in that certain Promissory Note dated as of even date herewith executed by Borrower in favor of Lender substantially in the form attached hereto (the “Note”). Terms not defined herein have the meanings assigned to them in the Note).

Commitment:	Subject to the terms and conditions set forth herein and in the Note, Lender agrees to make available to Borrower in multiple drawdowns until the Maturity Date one or more loans (each, a “Loan” and collectively, the “Loans”) in an aggregate principal amount not exceeding Twenty Million Dollars ($20,000,000) (as such amount is reduced in accordance with the requirements of the Note, the “Commitment”). Within the foregoing limit, Borrower may borrow, repay and reborrow Loans until the Maturity Date up to the Commitment, subject to the conditions set forth herein and in the Note. Borrower may permanently reduce or terminate the Commitment by giving five days’ written notice to Lender.

Purpose:	The loans shall be used for liquidity and working capital purposes.

Interest:	Each Loan shall bear interest at the rate(s) of interest described in the Note. Accrued and unpaid interest on each Loan shall be due and payable as set forth in the Note.

Principal:	Any redemptions resulting in cash distributions received by Borrower in connection with Borrower’s ownership interest in Columbia Strategic Cash Portfolio, a series of Columbia Qualified Purchaser Funds, LLC, a Delaware limited liability company (“Columbia Strategic Cash Fund”), shall be applied to reduce the outstanding principal amount of the Loans. The Commitment shall be permanently reduced by the amount of the cash distribution. With each borrowing request, Borrower shall certify in writing to the Lender that the total borrowings under the Commitment, including the requested Loan, do not exceed 95% of the Borrower’s account value in the Columbia Strategic Cash Fund, calculated based on the current net asset value of the Borrower’s ownership interest in the Fund (“Borrowing Base”). If at any time the outstanding principal amount of the Loans exceeds the Borrowing Base, the Borrower shall repay to the Lender the difference between the Borrowing Base and the outstanding principal balance of the Note within ten business days of demand therefor by the

Lender. For the avoidance of doubt, Lender hereby consents to Borrower’s withdrawal of funds from the Columbia Strategic Cash Fund at any time, whether or not a Loan is outstanding, subject to the requirements of this section as to Borrowing Base and application of such funds.

Maturity Date:	The outstanding principal of each Loan shall be due and payable on the dates set forth in the Note, but no later than the earlier of (i) the next succeeding business day after the date of the last redemption by Borrower of all of its remaining shares in the Columbia Strategic Cash Fund, or (ii) June 20, 2009 (the “Maturity Date”). Loans may be prepaid as described in the Note.

Guaranty:	Indebtedness under the Note shall be guaranteed by Abiomed, Inc., a Delaware corporation and affiliate of the Borrower, pursuant to a guaranty in form and substance satisfactory to the Bank.

Collateral:	The obligations and liabilities of Borrower under the Note will be secured by a first priority perfected security interest in Borrower’s ownership interest in the Columbia Strategic Cash Fund. Collateral will be held in an account with an affiliate of Lender and may only be released as permitted by Lender.

Unused Facility Fee:	During the term of this Agreement, Borrower agrees to pay to Lender an Unused Facility Fee based on any difference between the Commitment and the amount of credit actually utilized, determined by the average of the daily amount of credit outstanding during the applicable monthly period. The fee will be calculated at .25% per year. The Unused Facility Fee is due on the first day of each monthly period thereafter until the expiration of the availability period or termination of this Agreement.

Financial Reporting Requirements:
Borrower shall provide the following financial information and statements in form and content acceptable to the Lender, and such additional information as requested by the Lender from time to time. The Lender reserves the right, upon written notice to Borrower, to require Borrower to deliver financial information and statements to the Lender more frequently than otherwise provided below, and to use such additional information and statements to measure any applicable financial covenants in this Agreement.

(a) Within 120 days of the fiscal year end, financial statements of Borrower and Guarantor, audited (with an opinion satisfactory to the Lender) by a Certified Public Accountant acceptable to the Lender. The statements shall be prepared on a consolidated basis.

(b) Within 45 days of the end of each quarter end (including the last period in each fiscal year), quarterly financial statements of Borrower and Guarantor, certified and dated by an authorized financial officer. These financial statements may be prepared by Borrower. The statements shall be prepared on a consolidated basis.

Financial Covenant:	Minimum Operating Cash Covenant. Borrower shall maintain Minimum Operating Cash at all times in an amount equivalent to cash operating losses for a four (4) month period. This covenant shall be calculated monthly based upon trailing three-month average Cash operating losses on Borrower’s consolidated statement of operations at month end. “Cash Operating Losses” means total reported net operating loss per generally accepted accounting principles, inclusive of interest expense, exclusive of the effects during the period of depreciation and amortization, and stock compensation.

Negative Pledge:	During the terms of the Agreement Borrower agrees not to create, assume, or allow any security interest or lien during the term of the Note (including judicial liens) on property Borrower now or later owns, except:

(a) Liens and security interests in favor of Bank of America.

(b) Liens for taxes not yet due.

(c) Liens outstanding on the date of this Agreement disclosed in writing to the Lender.

Requests for Loans:	Any request for a Loan must be received by Lender at the address, telephone number or facsimile number listed below Lender’s signature not later than 11:30 p.m. Boston time, on the date of the requested Loan (which must be a day on which Lender is open to conduct substantially all of its business). Any request for an advance or paydown shall be made by written notice to the Lender substantially in the form of Form of Advance/Repayment Notice attached hereto as Exhibit A.

Documentation:	The Loans shall be evidenced by the Note. Borrower shall execute and deliver to Lender such other documents evidencing the Loan as Lender may reasonably request from time to time.

Termination:	Borrower may terminate this letter agreement by notice to Lender at any time when there are no Loans outstanding. Upon any such termination, Lender shall return the original Note to Borrower marked “cancelled”.

Notice:	Lender hereby notifies Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub.L. 107-56 (signed into law October 26, 2001)) (the “Act”), Lender is required to obtain, verify and record information that identifies Borrower, which information includes the name and address of Borrower and other information that will allow Lender to identify Borrower in accordance with the Act.

Please indicate your agreement to the foregoing by signing and returning to Lender the enclosed copy of this letter at the address shown immediately beneath its signature below.

Very truly yours,

Address for Lender for Notices of Borrowing:	BLUE RIDGE INVESTMENTS, L.L.C.

Blue Ridge Investments, L.L.C.	By
901 Main Street, 22nd Floor
Dallas, Texas 75202-3714	Name
Phone: 214-209-4742
Fax: 214-290-8387	Title
Attention: Judy Schneidmiller Judy.l.schneidmiller@bankofamerica.com

Address for Other Notices to Lender:

Blue Ridge Investments, L.L.C.

214 N. Tryon Street

Charlotte, North Carolina

Attention: George Carp

Senior Vice President

Facsimile: 704-683-4684

With a copy of all notices to:

Bank of America

100 Federal Street

Boston, Massachusetts 02110

Attention: Douglas Marshall

Senior Client Manager

Acknowledged and Agreed:

ABD HOLDING COMPANY, INC.

By:	/s/ Michael R. Minogue

Name/Title:	Chief Executive Officer 6/27/08

Address for Notices to Borrower:

ABD Holding Company, Inc.

22 Cherry Hill Drive

Danvers, Massachusetts 01023

Attention: Chief Financial Officer

Telephone: 978-777-5410

Facsimile: 978-777-5410

GUARANTOR:

ABIOMED, INC.

By:	/s/ Michael R. Minogue

Name/Title:	Chief Executive Officer 6/27/08

Address for Notices to Borrower:

Abiomed, Inc.

22 Cherry Hill Drive

Danvers, Massachusetts 01023

Attention: Chief Financial Officer

Telephone: 978-777-5410

Facsimile: 978-777-8411

EXHIBIT A TO LETTER AGREEMENT

FORM OF ADVANCE/REPAYMENT NOTICE

Company Letter Head

Date:

From:

To:	Judy Schneidmiller	CC: Doug Marshall	CC: Beverly Boccella
VP. Senior Operations Consultant
Southwest Operations
Ph: 214-209-4742
Fax: 214-290-8387
judy.l.schneidmiller@bankofamerica.com

Advance/Paydown Request

The undersigned (the “Borrower”) [requests an advance] [gives notice of a repayment] of $             under the Loan Agreement dated as of June     , 2008 between the Borrower and Blue Ridge Investments, L.L.C. The settlement date of such [advance] [repayment] will be [                    ].

Please transmit the funds to the following:

Account Name:

Account Number:

Bank Name:

ABA Number:

The Borrower hereby certifies that:

(a) The representations and warranties of the Borrower contained in the Credit Documents are be true and correct on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date.

(b) No Default exists or would result from such requested advance or from the application of the proceeds thereof.

Sincerely,

ABD HOLDING COMPANY, INC.

By:

Name:
Title:

PROMISSORY NOTE

$20,000,000	June 20, 2008

FOR VALUE RECEIVED, the undersigned, ABD HOLDING COMPANY, INC., a Delaware corporation (“Borrower”), hereby promises to pay to the order of BLUE RIDGE INVESTMENTS L.L.C. (“Lender”), at its office as Lender may designate from time to time, in lawful money of the United States of America and in immediately available funds, the principal amount of Twenty Million Dollars ($20,000,000) or such lesser amount as shall equal the aggregate unpaid principal amount of advances (each a “Loan” and collectively the “Loans”) made by Lender to Borrower under this Promissory Note (this “Note”), and to pay interest on the unpaid principal amount of the Loans at the rate per annum and on the dates specified below. Loans hereunder are also subject to the terms and conditions set forth in that certain letter loan agreement dated as of even date herewith between Borrower and Lender (the “Letter Agreement”). Terms not defined herein have the meanings assigned to them in the Letter Agreement.

Borrower may request Loans by irrevocable notice to be given to Lender in accordance with the Letter Agreement.

Each Loan shall bear interest at a rate per year equal to the BBA LIBOR Daily Floating Rate plus 0.25% per annum. The BBA LIBOR Daily Floating Rate is a fluctuating rate of interest equal to the rate per annum equal to the British Bankers Association LIBOR Rate (“BBA LIBOR”) , as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as selected by Bank from time to time) as determined for each banking day at approximately 11:00 a.m. London time two (2) London Banking Days prior to the date in question, for U.S. Dollar deposits (for delivery on the first day of such interest period) with a one month term, as customarily adjusted from time to time in Lender’s reasonable discretion for changes in reserve requirements, deposit insurance assessment rates and other regulatory costs. If such rate is not available at such time for any reason, then the rate for that interest period will be determined by such alternate method as is reasonably selected by Lender. A “London Banking Day” is a day on which banks in London are open for business.

Interest on the principal of this Note shall be payable on the first of each month commencing on July 1, 2008 and continuing on the same day of each month thereafter until the indebtedness evidenced hereby is paid in full. Any cash principal distributions received by Borrower in connection with Borrower’s ownership interest in the Columbia Strategic Cash Fund, shall be applied to reduce the principal balance of this Note. Distributions of interest or earnings on the Columbia Strategic Cash Fund will not be required to be applied to reduce the principal balance of this Note. If, at any time, the outstanding principal balance of this Note exceeds the Borrower’s account value in the Columbia Strategic Cash Fund based on the calculation described in the Letter Agreement, Borrower shall make a principal payment hereunder equal to the difference between the account value of the Fund and the outstanding principal of this Note within ten business days of demand therefor by the Lender. The Loans, and all accrued and unpaid interest thereon, shall be due and payable in full on June 20, 2009. Lender may, if and to the extent any payment is not made when due hereunder, charge from time to time against any or all of Borrower’s accounts with Lender any amount so due. The Loans or any portion thereof may be prepaid by Borrower at any time without premium or penalty.

Each Loan and each payment by Borrower will be evidenced by records kept by the Lender. Interest shall be computed on the basis of a year of 360 days and the actual days elapsed (including the first day but excluding the last day). Overdue principal and, to the extent permitted by applicable law, interest shall bear interest, payable upon demand, for each day from and including the due date to but excluding the date of actual payment at a rate per annum 4% higher than the rate of interest otherwise provided under this Note (2% higher than the rate of interest otherwise provided under this Note if the overdue amount became due solely as a result of a change in the net asset value of the Columbia Strategic Cash Fund). Whenever any payment under this Note is due on a day that is not a day Lender is open to conduct substantially all of its business, such payment shall be made on the next succeeding day on which Lender is open to conduct substantially all of its business, and such extension of time shall in such case be included in the computation of the payment of interest.

The date, amount, interest rate, and each payment of principal and interest due on this Note, shall be recorded by Lender on its books, which record shall, in the absence of manifest error, be conclusive as to such matters; provided, that the failure of Lender to make any such record or any error therein shall not limit or otherwise affect the obligations of Borrower hereunder.

Borrower shall reimburse or compensate Lender, upon demand, for all costs incurred, losses suffered or payments made by Lender which are applied or reasonably allocated by Lender to the transactions contemplated herein (all as determined by Lender in its reasonable discretion) by reason of any and all future changes in reserve, deposit, capital adequacy or similar requirements or compliance by Lender with any directive, or requirements from any regulatory authority, whether or not having the force of law, in each case instituted after the date hereof with respect to assets, liabilities or commitments of, or extensions of credit by, Lender to the extent the foregoing result in a change to Lender of the cost of extending or maintaining the Loans.

Borrower hereby waives presentment, protest, demand, or other notice of any kind in connection with this Note.

Borrower represents and warrants to Lender that: (a) it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization; (b) the execution, issuance and delivery of the Letter Agreement, this Note and any other document, agreement or instrument executed and delivered in connection herewith (collectively, the “Loan Documents”) are within its powers and have been duly authorized; (c) each Loan Document is valid, binding and enforceable in accordance with its terms, is not in violation of law or regulation or of the terms of Borrower’s organizational documents, and does not result in the breach of or constitute a default under any indenture, agreement, instrument or undertaking to which Borrower is a party or by which it or its property may be bound or affected; (d) the proceeds of the Loans shall be used solely for liquidity and working capital purposes; provided, however, that Borrower shall not use any part of the proceeds of any Loan to purchase or carry any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or to extend credit to others for the purpose of purchasing or carrying any margin stock; (e) there is no event which is, or with notice or lapse of time or both would be, an Event of Default (as defined below) under this Note; and (f) the person or persons executing any Loan Document on behalf of Borrower are duly appointed officers or other representatives of Borrower with authority to execute and deliver each Loan Document on behalf of Borrower.

The obligation of Lender to make any Loan shall be subject to the condition that, and the request of Borrower for a Loan and the receipt by Borrower of the proceeds thereof shall be deemed a representation and warranty by Borrower that as of the date of such request and receipt: (a) all representations and warranties contained in any Loan Document are true and correct and with the same force and effect as though such representations and warranties had been made on and as of the date of such request and receipt and (b) no Event of Default under this Note exists or would result from the making of the Loan. Before Lender is required to make any Loan under this Note, it must receive any documents provided for herein and any customary drawdown items it may reasonably require, in form and content acceptable to Lender. It is agreed that opinions of counsel will not be required in connection with any extension of credit hereunder.

Each of the following shall constitute an Event of Default hereunder: (a) Borrower shall fail to pay within two business days of the date when due any principal of or interest on any Loan; (b) Borrower shall fail to comply with Borrowing Base requirement set forth in the Letter Agreement; (c) any other covenant or agreement in any Loan Document and such failure continues for 10 business days after written notice thereof is given by Lender to Borrower; (d) an event of default shall occur under the terms of any other indebtedness in excess of Two Million Dollars ($2,000,000) owing to Lender or any other creditor for which Borrower or any of its subsidiaries is liable, whether as principal obligor, guarantor, or otherwise; (e) any representation, warranty, certification, or statement made or deemed made by Borrower to Lender shall prove to have been incorrect or misleading in any material respect when made; (f) Borrower shall dissolve, liquidate, or terminate its legal existence or shall convey, transfer, lease, or dispose of (whether in one transaction or a series of transactions) all or substantially all of its assets to any person or entity; (g) a petition shall be filed by or against Borrower or any of its subsidiaries under any law relating to bankruptcy, reorganization, or insolvency and, in the case of any such petition filed against Borrower or any of its subsidiaries, shall not have been dismissed within 60 days from the date of filing; or (h) Borrower or any of its subsidiaries shall make an assignment for the benefit of creditors or fail generally to pay its debts as they become due, or a receiver, trustee, or similar official shall be appointed over Borrower or any of its subsidiaries or a substantial portion of any of their respective assets. If an Event of Default shall have occurred, Lender may take any one or more of the following actions: (i) terminate the Commitment, (ii) declare the outstanding principal of and accrued and unpaid interest on this Note and the Loans, together with all other amounts payable under any Loan Document, to be immediately due and payable without presentment, protest, demand, or other notice of any kind, all of which are hereby waived by Borrower and (iii) exercise any rights and remedies it may have under this Note or any other Loan Document or under applicable law or in equity; provided, however, that upon the occurrence with respect to Borrower of any event specified in clause (g) or (h) of the preceding sentence, the Commitment shall automatically terminate, and the outstanding principal and accrued and unpaid interest on this Note and the Loans, together with all other amounts payable hereunder, shall become immediately due and payable without presentment, protest, demand, or other notice of any kind, all of which are hereby waived by Borrower.

No failure or delay by Lender in exercising, and no course of dealing with respect to, any right, power, or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise of any right, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies of Lender provided herein shall be cumulative and not exclusive of any other rights or remedies provided by law. If any provision of this Note shall be held invalid or unenforceable in whole or in part, such invalidity or unenforceability shall not affect the remaining provisions hereof. Except as set forth herein or therein, no provision of this Note may be modified or waived except by a written instrument signed by Lender and Borrower.

Borrower will indemnify and hold Lender harmless from any losses, liabilities, damages, judgments, and costs of any kind relating to or arising directly or indirectly out of (a) this Note or any other Loan Document, (b) any credit extended by Lender to Borrower hereunder or the use thereof, (c) any litigation or proceeding related to or arising out of any Loan Document or any such credit, or (d) failure by Borrower to comply with any law or regulation; provided that such indemnity shall not

(i) encompass any losses, liabilities, damages, judgments or costs related to the Columbia Strategic Cash Fund, (ii) entitle Lender to any payment with respect to legal fees or other transaction costs (including internal cost allocations) incurred by Lender in order to extend or, other than during the continuance of an Event of Default, maintain the credit provided for hereunder, or (iii) be available to the extent that such losses, liabilities, damages, judgments or costs (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of Lender or (y) result from a claim brought by Borrower against Lender for breach in bad faith of Lender’s obligations hereunder or under any other Loan Document, if Borrower has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction. This indemnity includes but is not limited to attorneys’ fees, except as set forth above. This indemnity extends to Lender, its affiliates and the partners, directors, officers, employees, agents and advisors of Lender and of Lender’s affiliates. This indemnity will survive repayment of Borrower’s obligations to Lender under this Note and termination of the Commitment. All sums due to Lender pursuant to this paragraph shall be due and payable upon demand.

This Note shall be binding upon Borrower and its successors and assigns and inure to the benefit of Lender and its successors and assigns, provided, however, that no obligations or rights of Borrower hereunder can be assigned without the prior written consent of Lender. Lender may assign to one or more banks or other entities all or any part of, or may grant participations to one or more banks or other entities in or to all or any part of, this Note, any other document or agreement executed or delivered in connection herewith or any Loan or Loans hereunder and its rights and obligations hereunder or thereunder. Borrower agrees that Lender may disclose to any assignee or purchaser, or any prospective assignee or purchaser, any and all information in Lender’s possession concerning Borrower, this Note, and any security for this Note, provided that the disclosure of any information that is identified by Borrower as material non-public information must be made subject to an acknowledgment by the recipient of the same and the undertaking of such recipient not to engage in any transaction in securities of Borrower on the basis thereof in violation of applicable law, including Section 10(b) of the Securities and Exchange Act of 1934, as amended, and Rule 10b-5 thereunder.

Borrower shall pay on demand all costs and expenses (including reasonable attorneys’ fees and the allocated costs of internal counsel) incurred by Lender in connection with the enforcement or attempted enforcement of this Note or any Loan Document upon the occurrence of an Event of Default.

Notwithstanding the other provisions of this Note, the interest rate will not exceed the maximum rate permitted by federal law or other law applicable to Lender, whichever is higher. If, at any time, the rate of interest, together with all amounts which constitute interest and which are reserved, charged or taken by Lender as compensation for fees, services or expenses incidental to the making, negotiating or collection of the Loans, shall be deemed by any competent court of law, governmental agency or tribunal to exceed the maximum rate of interest permitted to be charged by Lender to Borrower under applicable law, then, during such time as such rate of interest would be deemed excessive, that portion of each sum paid attributable to that portion of such interest rate that exceeds the maximum rate of interest so permitted shall be deemed a voluntary prepayment of principal. As used herein, the term “applicable law” shall mean the law in effect as of the date hereof; provided, however, that in the event there is a change in the law which results in a higher permissible rate of interest, then this Note shall be governed by such new law as of its effective date.

All notices required under this Note shall be in writing and shall be personally delivered or sent by first class mail, postage prepaid, or by overnight courier, to Borrower or Lender, as the case may be, at its address set forth below, or sent by facsimile to the facsimile number set forth for such party below, or to such other addresses or facsimile numbers as Lender and Borrower may specify from time to time in writing. Notices and other communications sent by (a) first class mail shall be deemed delivered on the earlier of actual receipt or on the fourth business day after deposit in the U.S. mail, postage prepaid, (b) overnight courier shall be deemed delivered on the next business day after deposit with the overnight courier, (c) other methods of hand-delivery (including telegram, lettergram or mailgram) shall be deemed delivered when delivered, and (d) facsimile shall be deemed delivered upon receipt of confirmation.

This Note shall be governed by and construed in accordance with the laws of the State of Massachusetts and the applicable laws of the United States of America, without regard to principles of conflict of laws.

BORROWER IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF MASSACHUSETTS SITTING IN SUFFOLK COUNTY AND OF THE UNITED STATES DISTRICT COURT SITTING IN BOSTON, MASSACHUSETTS , AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE, ANY OTHER DOCUMENT OR INSTRUMENT EXECUTED AND DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND BORROWER IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH MASSACHUSETTS STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF BORROWER AND LENDER AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS NOTE SHALL AFFECT ANY RIGHT THAT LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS NOTE, ANY OTHER DOCUMENT OR INSTRUMENT EXECUTED AND DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY AGAINST BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

BORROWER IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE, ANY OTHER DOCUMENT OR INSTRUMENT EXECUTED AND DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY IN ANY COURT REFERRED TO IN THE IMMEDIATELY PRECEDING PARAGRAPH. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

BORROWER HERETO IRREVOCABLY AGREES THAT SERVICE OF PROCESS BY LENDER IN CONNECTION WITH ANY SUCH ACTION OR PROCEEDING SHALL BE BINDING ON BORROWER IF SENT TO BORROWER BY REGISTERED OR CERTIFIED MAIL AT ITS ADDRESS SPECIFIED BELOW OR SUCH OTHER ADDRESS AS FROM TIME TO TIME NOTIFIED BY BORROWER IN ACCORDANCE WITH THE TERMS HEREOF. NOTHING IN THIS NOTE WILL AFFECT THE RIGHT OF LENDER OR BORROWER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

EACH OF BORROWER AND LENDER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS NOTE, ANY OTHER DOCUMENT OR INSTRUMENT EXECUTED AND DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH OF BORROWER AND LENDER (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO OR ACCEPT THIS NOTE BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS PARAGRAPH.

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THIS NOTE AND ANY OTHER DOCUMENTS EXECUTED IN CONNECTION HEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

Borrower has caused this Note to be duly executed as of the date first above written.

ABD HOLDING COMPANY, INC.

By:	/s/ Michael R. Minogue

Title:	Chief Executive Officer 6/27/08

Address for Notices:

ABD Holding Company, Inc.

22 Cherry Hill Drive

Danvers, Massachusetts 01023

Attention: Chief Financial Officer

Telephone:	978-777-5410
Facsimile:	978-777-8411

Address for Notices to Lender:

Address for Lender for Notices of Borrowing:

Blue Ridge Investments, L.L.C.

901 Main Street, 22nd Floor

Dallas, Texas 75202-3714

Phone: 214-209-4742

Fax: 214-290-8387

Attention: Judy Schneidmiller

Judy.l.schneidmiller@bankofamerica.com

Address for Other Notices to Lender:

Blue Ridge Investments, L.L.C.

214 N. Tryon Street

Charlotte, North Carolina

Attention: George Carp

Senior Vice President

Facsimile: 704-683-4684

With a copy of all notices to:

Bank of America

100 Federal Street

Boston, Massachusetts 02110

Attention:	Douglas Marshall
Senior Client Manager